Exhibit 99.1
HCSG Reports Q4 2023 Results
Exceeds Earnings and Cash Flow Expectations, Revenue In-Line

•Revenue of $423.8 million; adjusted revenue(1) of $425.0 million, in-line with expectations.
•Net income and diluted EPS of $22.6 million and $0.31; adjusted net income(1) and adjusted diluted EPS(1) of $14.6 million and $0.20.
•Adjusted EBITDA(1) of $26.5 million, a 14.2% increase over Q4 2022.
•Cash flow from operations of $49.5 million; adjusted cash flow from operations(1) of $27.9 million, a 7.1% increase over Q4 2022.

BENSALEM, PA --(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended December 31, 2023.

Ted Wahl, Chief Executive Officer, stated, “Our team delivered strong fourth quarter results, building on our momentum throughout 2023. Against the backdrop of an ongoing industry recovery, we achieved 98% cash collections, managed adjusted cost of services under 86%, and exceeded our cash flow projections for the quarter and second half of 2023. We also continued to grow our new business and manager-in-training pipelines, and remain confident that we will deliver on our goal of year-over-year growth in 2024.”

Mr. Wahl continued “Industry operating metrics continue to improve, and a stabilizing labor market and solid reimbursement environment have contributed to the steady occupancy recovery, which now sits at 79.2%, only 100 basis points below pre-pandemic levels. On the regulatory front, there remains uncertainty as to what a final minimum staffing rule may look like and when a decision will be published. We remain hopeful that CMS will fully consider the significant impact on operators before finalizing a rule, and if one is ultimately implemented, have confidence in our customers’ ability to manage in a prudent manner.”

Mr. Wahl concluded, “It’s an incredibly exciting time for the Company, as we’re rounding the turn of what has been a prolonged recovery for the industry. The challenges we navigated the past few years have further solidified our value proposition, the durability of our business model and market leading position. As we enter 2024, the Company’s underlying fundamentals are stronger than ever. With the industry at the beginning of a multi-decade demographic tailwind, we are favorably positioned to capitalize on the opportunities ahead and deliver meaningful, long-term shareholder value.”

Fourth Quarter Highlights

	GAAP	Adjusted(1)
Revenue	$423.8	$425.0
Cost of services	$350.4	$362.6
Selling, general and administrative	$46.2	$42.2
Earnings per share	$0.31	$0.20
Cash flows provided by operating activities	$49.5	$27.9

•Revenue was $423.8 million; adjusted revenue was $425.0 million, in-line with the Company’s expectations of $420.0 million to $430.0 million. The Company estimates Q1 revenue in the range of $420.0 million to $430.0 million.
•Housekeeping & laundry and dining & nutrition segment revenues were $191.4 million and $232.4 million, respectively; adjusted housekeeping & laundry and dining & nutrition segment revenues were $191.7 million and $233.3 million, respectively.

Exhibit 99.1
•Housekeeping & laundry and dining & nutrition segment margins were 7.5% and 6.2%, respectively; adjusted housekeeping & laundry and dining & nutrition segment margins were 7.7% and 6.6%, respectively.
•Cost of services was $350.4 million; adjusted cost of services was $362.6 million, or 85.3%. The Company’s goal is to continue to manage adjusted cost of services in the 86% range.
•SG&A was $46.2 million; adjusted SG&A was $42.2 million, or 9.9%. The Company’s goal continues to be achieving adjusted SG&A in the 8.5% to 9.5% range.
•Diluted EPS was $0.31 per share; adjusted diluted EPS was $0.20 per share.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash and cash equivalents, its revolving credit facility, and cash flow from operating activities. As of the end of the fourth quarter, the Company had a current ratio of 2.6 to 1, cash and marketable securities of $147.5 million, and a $500.0 million credit facility, which expires in November 2027. Additionally, Q4 cash flow and adjusted cash flow from operations were $49.5 million and $27.9 million, respectively. During the second half of 2023, cash flow from operations was $52.4 million, exceeding the previously raised expected range of $35.0 million to $45.0 million.

The Company repurchased over one million shares, or $11.2 million, of its common stock during 2023, including over 0.5 million shares, or $5.0 million, of its common stock during the fourth quarter. The Company has 6.5 million shares remaining under its outstanding share repurchase authorization.

Conference Call and Upcoming Events

The Company will be attending and participating in the Oppenheimer 34th Annual Healthcare MedTech & Services Conference, which will be conducted virtually on March 13, 2024.

The Company will host a conference call on Wednesday, February 14, 2024, at 8:30 a.m. Eastern Time to discuss its results for the three months ended December 31, 2023. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

(1) Adjusted results are non-GAAP financial measures and exclude the impact of certain items. See the tables within "Reconciliations of Non-GAAP Financial Measures" for more information.

Exhibit 99.1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the year ended December 31, 2023; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general and administrative expense; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2022 under “Government Regulation of Clients,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results have been, and would continue to be, adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting adjusted revenues, adjusted segment revenues, adjusted segment margins, adjusted costs of services provided, adjusted selling, general and administrative expense, adjusted net income, adjusted diluted earnings per share, adjusted cash flows provided by (used in) operations, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and EBITDA excluding items impacting comparability ("Adjusted EBITDA"). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues	$423,840	$424,020	$1,671,389	$1,690,176
Operating costs and expenses:
Cost of services	350,383	366,810	1,456,643	1,496,865
Selling, general and administrative	46,249	39,524	166,772	140,344
Income from operations	27,208	17,686	47,974	52,967
Other income (expense), net:	3,833	2,372	5,082	(8,414)
Income before income taxes	31,041	20,058	53,056	44,553

Income tax provision	8,443	3,899	14,670	10,310
Net income	$22,598	$16,159	$38,386	$34,243

Basic earnings per common share	$0.31	$0.22	$0.52	$0.46

Diluted earnings per common share	$0.31	$0.22	$0.52	$0.46

Basic weighted average number of common shares outstanding	73,817	74,342	74,288	74,336

Diluted weighted average number of common shares outstanding	73,879	74,367	74,340	74,351

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31, 2023	December 31, 2022
Cash and cash equivalents	$54,330	$26,279
Marketable securities, at fair value	93,131	95,200
Accounts and notes receivable, net	383,509	336,777
Other current assets	40,726	50,376
Total current assets	571,696	508,632

Property and equipment, net	28,774	22,975
Notes receivable — long-term, net	24,832	32,609
Goodwill	75,529	75,529
Other intangible assets, net	12,127	15,946
Deferred compensation funding	40,812	33,493
Other assets	36,882	31,652
Total Assets	$790,652	$720,836

Accrued insurance claims — current	$22,681	$23,166
Other current liabilities	194,247	165,848
Total current liabilities	216,928	189,014

Accrued insurance claims — long-term	61,697	65,541
Deferred compensation liability — long-term	41,186	33,764
Lease liability — long-term	11,235	8,097
Other long term liabilities	2,990	6,141

Stockholders' equity	456,616	418,279
Total liabilities and stockholders' equity	$790,652	$720,836

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP revenue to adjusted revenue (in thousands)	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP revenue	$423,840	$424,020	$1,671,389	$1,690,176
Client restructurings[1]	1,159	—	13,788	10,000
Adjusted revenue	$424,999	$424,020	$1,685,177	$1,700,176

Reconciliation of GAAP costs of services to adjusted costs of services (in thousands)	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP costs of services	$350,383	$366,810	$1,456,643	$1,496,865
Client restructurings[1]	—	—	9,093	—
Bad debt expense adjustments[2]	(347)	(6,856)	(15,069)	(24,948)
Self-insurance adjustments[3]	12,534	9,805	12,534	9,805
Adjusted costs of services	362,570	369,759	1,463,201	1,481,722
Adjusted costs of services as a percentage of Adjusted revenues	85.3%	87.2%	86.8%	87.2%

Reconciliation of GAAP selling, general and administrative ("SG&A") to adjusted SG&A (in thousands)	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP SG&A	$46,249	$39,524	$166,772	$140,344
(Gain)/loss on deferred compensation in SG&A4	(4,055)	(2,147)	(6,685)	9,177
Adjusted SG&A	$42,194	$37,377	$160,087	$149,521
Adjusted SG&A as a percentage of adjusted revenues	9.9%	8.8%	9.5%	8.8%

Reconciliation of GAAP net income to adjusted net income (in thousands) and earnings per share to adjusted diluted earnings per share	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP net income	$22,598	$16,159	$38,386	$34,243
(Gain)/loss on deferred compensation, net	(27)	(13)	39	108
Client restructurings[1]	1,159	—	22,881	10,000
Bad debt expense adjustments[2]	347	6,856	15,069	24,948
Self-insurance adjustments[3]	(12,534)	(9,805)	(12,534)	(9,805)
Tax effect of adjustments[5]	3,007	576	(7,038)	(5,853)
Adjusted net income	$14,550	$13,773	$56,803	$53,641
Adjusted net income as a percentage of adjusted revenues	3.4%	3.2%	3.4%	3.2%
GAAP diluted earnings per share	$0.31	$0.22	$0.52	$0.46
Adjusted diluted earnings per share	$0.20	$0.19	$0.76	$0.72
Weighted-average shares outstanding - diluted	73,879	74,367	74,340	74,351

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP net income	$22,598	$16,159	$38,386	$34,243
Income tax provision	8,443	3,899	14,670	10,310
Interest, net	509	256	1,628	(1,131)
Depreciation and amortization[6]	3,779	3,756	14,344	15,316
EBITDA	$35,329	$24,070	$69,028	$58,738
Share-based compensation	2,192	2,058	8,985	9,214
(Gain)/loss on deferred compensation, net	(27)	(13)	39	108
Self-insurance adjustments[3]	(12,534)	(9,805)	(12,534)	(9,805)
Client restructurings[1]	1,159	—	22,881	10,000
Bad debt expense adjustments[2]	347	6,856	15,069	24,948
Adjusted EBITDA	$26,466	$23,166	$103,468	$93,203
Adjusted EBITDA as a percentage of adjusted revenue	6.2%	5.5%	6.2%	5.5%

Reconciliation of GAAP cash flows provided by (used in) operations to adjusted cash flows provided by (used in) operations (in thousands)	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP cash flows provided by (used in) operating activities	$49,445	$22,893	$43,498	$(8,167)
Accrued payroll adjustments[7]	(21,563)	3,148	(4,186)	23,859
Adjusted cash flows provided by operating activities	$27,882	$26,041	$39,312	$15,692

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP segment margins to adjusted segment revenue and segment margins (in thousands)	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP revenue - housekeeping	$191,395	$197,977	$766,651	$795,687
Client restructurings[1] - housekeeping	349	—	4,065	2,289
Adjusted revenue - housekeeping	$191,744	$197,977	$770,716	$797,976

GAAP revenue - dietary	$232,445	$226,043	$904,738	$894,489
Client restructurings[1] - dietary	810	—	9,723	7,711
Adjusted revenue - dietary	$233,255	$226,043	$914,461	$902,200

Segment margins:
GAAP housekeeping	7.5%	8.7%	8.0%	9.2%
GAAP dietary	6.2%	4.3%	4.8%	3.2%
Adjusted housekeeping	7.7%	8.7%	8.5%	9.4%
Adjusted dietary	6.6%	4.3%	5.8%	4.1%
1.Client restructurings include changes to contracts with existing customers for which the Company has either recorded a reduction to revenue or an increase to bad debt expense due to clients entering bankruptcy, receivership, or out-of-court workouts.
2.Bad debt expense adjustments reflect the difference between GAAP bad debt expense (CECL) and historical write-offs as a percentage of adjusted revenues, both of which are based on the same seven year look-back period.
3.Self-insurance adjustments reflect changes in the accrued insurance claims liability after considering our updated actuarial estimates for projected incurred losses on past claims.
4.Gain/loss on deferred compensation, net represents the changes in fair market value on deferred compensation investments. The impact of offsetting investment portfolio gains are included in the “Other income (expense), net” caption on the Consolidated Statements of Income.
5.The tax impact of adjustments is calculated using the Company’s effective tax rate for each period end.
6.Depreciation and amortization includes right-of-use asset depreciation of $1.8 million and $6.4 million for the three and twelve months ended December 31, 2023, respectively, and $1.5 million and $6.1 million for the three and twelve months December 31, 2022, respectively.
7.Accrued payroll adjustments reflect changes in accrued payroll for the three and twelve months ended December 31, 2023 and 2022. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly or annual cash flow performance.